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                                                                       EXHIBIT 5

                                                                PERKINS COIE LLP

                                                  1201 THIRD AVENUE, SUITE 4800,

                                                          SEATTLE, WA 98101-3099
                                                              PHONE:206-583-8888
                                                         FACSIMILE: 206 583-8500
                                                             WWW.PERKINSCOIE.COM

                                               DECEMBER 9, 2002

Starbucks Corporation
2401 Utah Avenue South
Seattle, WA  98134

           RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to 12,000,000 shares of common stock, $0.001 par value per share (the "Shares"), which may be issued under the Starbucks Corporation 1991 Company-Wide Stock Option Plan (the "Plan").

      We have examined the Registration Statement and such documents and records of Starbucks Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

      Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by Starbucks Corporation and the registration by its registrar of the Shares, the sale of the Shares by Starbucks Corporation in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
Perkins Coie LLP